                                                                    Exhibit 23.2



                         CONSENT OF RICHARDSON & COMPANY


We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 12, 2001 with respect to the consolidated financial statements of Humboldt Bancorp and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

        Form S-8 (No. 333-64062) Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan;

        Form S-8 (No. 333-57856) pertaining to the Tehama Bancorp 1999 stock option plan and Tehama Bancorp 1994 stock option plan;

        Form S-8 (No. 333-65317) pertaining to the amended Humboldt Bancorp stock option plan;

        Form S-8 (No. 333-25827) pertaining to Humboldt stock options to directors; and

        Form S-8 (No. 333-04745) Humboldt Bancorp stock option plan and Humboldt Bancorp director fee plan.


                                             /s/ Richardson & Company

Sacramento, California
March 26, 2002